EXHIBIT 11

                         SALIVA DIAGNOSTIC SYSTEMS, INC.
                          COMPUTATION OF LOSS PER SHARE
                                   (UNAUDITED)

                               THREE MONTHS ENDED SEPTEMBER 30,   NINE MONTHS ENDED SEPTEMBER 30,
                                 ----------------------------      ------------------------------
                                     2005             2004             2005              2004
                                 -----------      -----------      ------------      ------------
Basic earnings:
Net income (loss)                $  (426,606)     $    10,859      $ (1,581,092)     $   (247,467)
                                 ===========      ===========      ============      ============
Shares:
Weighted common shares
outstanding                       31,720,578       30,509,700        31,335,938        30,509,700
                                 ===========      ===========      ============      ------------
Basic and diluted (loss) per
share                            $     (0.01)     $     (0.00)     $      (0.05)     $      (0.01)
                                 ===========      ===========      ============      ============






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